Exhibit 10.8.1
FIRST AMENDMENT TO THE
CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Restated Effective January 1, 2009)
        The CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as restated by CNA Financial Corporation effective January 1, 2009, is hereby amended as follows:
        1.        Effective on the date of execution of this Amendment, Section 3.3 is amended to read as follows:
           “3.3 Withholding and Payroll Taxes. The Administrator shall withhold, or shall direct the person making any payment to withhold, from payments made hereunder any taxes required to be withheld from a Participant’s wages for the federal or any state or local government. To the extent that benefits hereunder are subject to tax under the Federal Insurance Contributions Act when they become payable, the payment of the Participant’s benefit shall be accelerated to the extent necessary to pay the amount of such tax, plus any federal, state or local income tax withholding required by reason of such acceleration (including the income tax payable upon the amount of income tax withholding) in accordance with Treasury Regulation §1.409A-3(j)(4)(vi), and the benefit subsequently payable to such Participant pursuant to Section 2.5 shall be reduced by an amount equal to the benefit payable under Section 2.5 multiplied by a fraction, the numerator of which is the amount of such acceleration and the denominator of which is the lump sum value of the Participant’s benefit on the date as of which the FICA tax is paid (or, if the Administrator elects to pay a Pre-2005 Benefit as an annuity, each annuity payment will be reduced by the actuarial equivalent of such reduction). The Administrator may, in its discretion, direct the Participant’s Employer to withhold, all or a portion of such taxes from any other compensation or other amounts payable to the Participant in lieu of accelerating payment of the Participant’s benefit; provided that the Administrator shall not allow Participants to pay such taxes to the Employer, or otherwise provide Participants, directly or indirectly, with an election as to whether the Participant’s benefit shall be accelerated. The Administrator’s determination of the amount to be withheld, and the manner of satisfying the withholding obligation shall be final and binding on all parties.”
        2.        Except as otherwise provided herein, the Plan shall remain in full force and effect.
        IN WITNESS WHEREOF, this Amendment has been executed on behalf of CNA Financial Corporation pursuant to the authority reserved under Section 5.1 of the Plan, this 23rd day of December, 2009.

CNA FINANCIAL CORPORATION

By: /s/ Thomas Pontarelli
Thomas Pontarelli, Executive Vice President &
Chief Administration Officer, Continental Casualty
Company